Exhibit 14

INTRODUCTION

ManTech has earned its reputation as a leading provider of innovative technologies and solutions by conducting its business in a professional, ethical and responsible manner. ManTech’s continued success is dependent upon maintenance of these standards. Accordingly, ManTech is committed to conducting its business with the utmost integrity and in compliance with all applicable laws and regulations. Each employee of ManTech is responsible for its continued success. For this reason, you are required to read, understand and adhere to these Standards of Ethics and Business Conduct (the “Standards”).

These Standards cover a wide range of business practices and procedures. They are not designed to cover every issue that may arise, but are intended to provide guidance on how to resolve questions about the appropriateness of your conduct and/or the conduct of your co-workers. If you become aware of an issue that cannot be resolved through application of the direct guidance in these Standards, you should promptly seek advice from the Human Resources or Corporate Compliance Departments, as appropriate. If you are in doubt, please ask before you act, so that problems can be avoided.

Your electronic acceptance or return of the signature card for these Standards represents your receipt, understanding and commitment to comply with these Standards. If you were to violate any of these Standards or act to conceal another employee’s violation of these Standards, you would be acting outside the scope of your employment with ManTech and would be subject to disciplinary action, up to and including termination of your employment with ManTech. If you become aware of a situation that you believe may violate or lead to a violation of these Standards, you should promptly contact your supervisor or the responsible manager. Any supervisor or manager receiving a report of potential or actual violation will notify their senior management and promptly report the matter to the Corporate Compliance or Legal Departments. If appropriate, you may contact the Corporate Compliance Department or the Ethics Hotline directly:

CORPORATE COMPLIANCE DEPARTMENT

(703) 218-6309

ETHICS HOTLINE

Toll Free: 877-637-8892
DC Metro: 703-218-6120
International: 001-877-637-8892

You may also report an ethics violation or concern by e-mail to corporate.ethics@mantech.com.

If you become aware of a situation that you believe represents a security violation, you should promptly contact your Facility Security Officer or the Corporate Security Department at (703) 852-0300 ext 216.

VALUES

Your business conduct on behalf of ManTech should be guided by the following essential ManTech values:

        Compliance – with laws and regulations.

        Loyalty – to ManTech and its business interests.

        Ethics – in all areas of ManTech’s business.

        Accountability – for your actions.

        Respect – for others.

COMMITMENTS

ManTech’s reputation as a leading provider of professional and technical services is based on the commitment and dedication of all ManTech employees. In order to maintain and enhance this reputation, you are obliged to honor the following commitments to ManTech’s customers, employees, teammates, suppliers, shareholders and communities:

• For customers, you will provide quality products and/or services that are delivered on time and within budget.

•   For employees, you will treat your co-workers with professionalism, fairness and respect. You will support the           maintenance of safe and healthy workplaces.

•   For teammates and suppliers, you will practice fair competition and will conduct yourself professionally and      ethically.

•  For shareholders, you will pursue growth and earnings objectives while abiding by ManTech’s ethical              standards.You will exercise prudence in the use of ManTech’s corporate assets and resources.

•   For communities, you will conduct yourself as a concerned and responsible citizen.

•   For national security, you will honor all regulations and laws relating to the protection of government classified information and resources. Cleared personnel will fulfill all obligations related to retention of a security clearance.

STANDARDS

Conflicts of Interest

In compliance with the law, ManTech employees are expected to conduct themselves at all times in accordance with the best interests of ManTech. A conflict of interest exists when an employee’s own interests interfere with ManTech’s interests. Conflicts of interest are generally prohibited by ManTech. All exceptions from this general prohibition must be approved in writing by the Senior Vice President of Corporate Compliance.

Employees must also avoid situations, both on and off the job, where even the perception of a conflict of interest could result. Employees should avoid outside interests that could: (i) influence their decisions or actions as employees of ManTech; (ii) have a negative impact on the performance of their job; (iii) conflict with their obligations to ManTech; or (iv) have an adverse impact on ManTech’s reputation. If you become aware of a situation that you believe may result in a potential or actual conflict of interest, you should contact the Corporate Compliance Department or the Ethics Hotline to obtain assistance.

Inside Information

The use of non-public information for private gain, or the disclosure of non-public information to persons other than ManTech employees or others who have a legitimate business need for the information, is strictly prohibited. The trading of securities of publicly-traded companies based on material, non-public information relating to any company is unethical and illegal. Liability can also extend to any employee who discloses material, non-public information to another person, who in turn uses such information in a securities transaction.

Accidental disclosure of inside information to another party is a serious breach of corporate confidentiality and can also result in insider trading. For this reason, every employee must avoid discussing sensitive information in any place (e.g., at lunch, on public transportation, in elevators) where such information may be overheard by others. All incidents of accidental disclosure of inside information must be promptly reported to the Corporate Legal Department.

Information should be considered material if it would be considered important by investors making decisions on whether to purchase, sell or hold the securities of the company in question.

In order to assist you with complying with laws against insider trading, ManTech has adopted a specific policy that governs trading of ManTech stock by ManTech personnel. This Policy has been made available to every employee, officer and director of ManTech and is available on ManTech’s intranet. Please direct any questions that you have about the Trading Policy to the Corporate Legal Department.

Competition and Fair Dealing

It is ManTech’s policy to compete for business solely on the merits of its products and services. Employees should seek competitive advantages through the provision of superior products and services. Employees should endeavor to respect the rights of and deal fairly with ManTech’s customers, teammates, suppliers and competitors. Employees are forbidden from seeking competitive advantages through the use of gifts, gratuities, entertainment or other favors.

Antitrust

Antitrust laws protect America’s free enterprise system by promoting open and fair competition. The antitrust laws prohibit agreements or understandings between competitors to fix or control prices; to allocate products, customers, markets, or territories; to boycott certain customers or suppliers; to exchange information with competitors about prices; or to refrain from or limit the manufacture, sale or production of any product. Joint ventures and teaming agreements are permissible where cooperation between companies is necessary to provide all of the products or services required under the contract. Nevertheless, in some circumstances ManTech may be obliged to inform the government of its plans to form a joint venture or teaming arrangement with another company to bid on a government contract. If you have any concerns about the propriety of your strategic business arrangements with other businesses, you should contact the Corporate Legal Department.

Business with the U.S. Government

Employees working on projects for which the ultimate customer is the U.S. Government must have a working knowledge of and comply with the rules, regulations and laws that govern the acquisition of goods and services by the U.S. Government. Employees should also ensure that business partners, suppliers, and consultants are aware of and, to the extent practical, in compliance with these legal requirements.

Procurement Policies

Whenever possible, materials, supplies, equipment, and services purchased by ManTech should be procured at the lowest reasonable cost, from qualified suppliers who are able to meet delivery schedules. Whenever feasible, ManTech should encourage, establish and maintain competition among potential suppliers. ManTech must comply with applicable government regulations and contractual requirements governing ManTech’s purchasing practices, including those pertaining to small, and small disadvantaged businesses.

Procurement Integrity

ManTech must compete fairly and ethically for all of its business opportunities. If you observe or learn about the potential or actual possession or use of: (i) a competitors’ rates, or proposal materials; or (ii) government source selection information, you should make a prompt report to the Corporate Compliance Department or the Ethics Hotline.

Pricing — Truth in Negotiations

Employees responsible for pricing products and services must understand and comply with the Truth in Negotiations Act (“TINA”). TINA requires employees involved in the negotiation of U.S. Government procurements covered by the Act to submit current, accurate and complete cost and pricing data to the government.

Deliverables

ManTech’s employees are responsible for ensuring that: (i) ManTech’s products and services meet customer requirements; (ii) ManTech conducts all necessary test and evaluation work; (iii) ManTech reviews its own performance of services to ensure contractual compliance; and (iv) ManTech provides all necessary documentation of the products and services it delivers.

Protection of Government Information (Classified and Non-Classified)

ManTech and its employees are required by law to protect U.S. Government classified information as well as many forms of technical and sensitive government data. If you observe or learn about a potential or actual violation of the security regulations and/or laws relating to the handling of classified or non-classified government information, you should make a prompt report to the ManTech Facility Security Officer with cognizance over the location of concern.

Confidential Information, Technology, and Trade Secrets

Employees must safeguard ManTech’s confidential information, technology, and trade secrets against unnecessary and/or unauthorized disclosure. This responsibility extends to the protection of proprietary data developed or purchased by ManTech or entrusted to ManTech by its customers, teammates, or suppliers.

These obligations are more thoroughly described in the Confidentiality, Inventions and Non-Solicitation Agreement that you previously entered with ManTech. You can obtain a copy of your Confidentiality, Inventions and Non-Solicitation Agreement from your personnel file.

Use and Disposal of Resources and Assets

Employees must guard against the improper use of ManTech, customer or third-party resources. Examples of improper use of resources include: unauthorized copying of written materials or design concepts; misappropriation of proprietary materials, as well as misuse of telephone service, information technology services, office equipment, software or supplies. All sales or disposals of ManTech assets (however small) must be approved by management and supported by proper documentation.

Export Control

Export of defense articles, services, and related technical data is subject to U.S. laws including the International Traffic in Arms (“ITAR”) Regulations. Export according to the ITAR Regulations is not limited to transfers abroad and may occur within the United States. Employees should seek guidance on the export laws and regulations from the Corporate Legal Department as ManTech is legally obligated to comply with all export control and licensing requirements by obtaining proper export licenses and approvals from the relevant government agencies.

National Security

Uncompromising security is an inherent element of ManTech’s business and is critical to the success of your nation and the customers that ManTech serves. The Corporate Security Handbook is published by ManTech Corporate Security Department and posted on the ManTech intranet to help you understand ManTech’s security policy. It is essential that you understand your security responsibilities as a ManTech employee because ManTech depends on your compliance with proper security procedure. You should contact your Facility Security Officer or the Corporate Security Department with any questions or concerns that you have about security.

Business Courtesies

ManTech employees are forbidden from offering or giving gifts of money to any customer, supplier, vendor, subcontractor or consultant.

Employees are forbidden from offering or giving gifts or other gratuities to government customers or the representatives of government customers in an effort to influence a contract award or other favorable customer action. Employees are forbidden from offering or giving gifts or gratuities to government personnel who cannot legally accept such gifts or gratuities.

The purpose of commercial business gifting and entertaining is to create goodwill. No gift or entertainment should be offered or accepted by any employee or agent of ManTech unless: (i) it is consistent with customary business practices; (ii) it is not of excessive value; (iii) it cannot be perceived as a bribe; (iv) public disclosure would not embarrass ManTech; and (v) it does not violate any laws or regulations.

You are encouraged to contact the Corporate Compliance Department in advance of offering or accepting any gift or entertainment to review the propriety of your plan.

Gifts in Foreign Countries or to Foreign Nationals

Customary business practice in foreign countries may call for the exchange of gifts. In cases where it is necessary to meet such a requirement, only ManTech may provide the gift and any gifts received will become ManTech property. However, the U.S. Foreign Corrupt Practices Act (“FCPA”) prohibits giving anything of value, directly or indirectly, to officials or foreign governments or foreign political candidates in order to influence business. Accordingly, all proposals to provide gifts to foreign persons or entities should be reviewed by the Corporate Compliance Department in coordination with the Corporate Legal Department.

Dealings with Government Procurement Officials

The procurement integrity laws and regulations impose restrictions on the scope of relationships between ManTech and government procurement officials who have or are engaged personally and substantially in government procurements. Prohibited activities can include: (i) offering, discussing, or accepting post-government employment or business opportunities; (ii) offering or accepting money, goods or services; or (iii) soliciting, obtaining, or disclosing any bid or proposal information, proprietary or source selection information.

There are specific rules and regulations that limit the duties that former U.S. Government employees (military or civilian) may perform as employees of ManTech. As a general guide, former government employees should not represent ManTech in dealings with the government on: (i) any project in which they were substantially involved while in government service; or (ii) any project for which they had responsibility during the two (2) year period before they left government service. In addition, certain former senior government employees should not communicate with their former department or agency on any business matter for one (1) year after leaving the government.

As a result of the complexities of these regulations, ManTech hiring officials should require candidates for hire by ManTech who have been employed by the government in positions that involved procurement activities during the previous two (2) year period to obtain an Ethics Advisory Opinion from the relevant government agency’s Ethics Official. These determinations are made routinely and should clearly outline any prohibitions or restrictions associated with a candidate for hire.

If you are a former U.S. Government official or military officer, you should familiarize yourself with the laws and regulations that may prevent you from performing certain duties for ManTech. If you observe or learn about the potential or actual improprieties in ManTech’s dealings with government procurement officials, you should make a prompt report to the Corporate Compliance Department or the Ethics Hotline.

Lobbying — Use of Appropriated Funds

U.S. Government appropriated funds (funds derived by ManTech from federal contracts) may not be used to pay anyone to influence, or attempt to influence, anyone employed by the Executive or Legislative Branches, including members of Congress and their staffs, in connection with the award of U.S. Government contracts or contract modifications.

Political Contributions

The Federal Election Campaign Act (“FECA”) prohibits corporations like ManTech from making contributions or expenditures in federal elections. While ManTech’s corporate money may not be used in federal elections, FECA does permit ManTech to maintain a separately segregated fund, called a Political Action Committees (“PAC”) to raise voluntary contributions from ManTech employees that are used to make collective contributions to federal campaign activities.

Subject to applicable state law, ManTech supports the election campaigns of state and local candidates by making corporate money contributions. ManTech also contributes corporate money to some of the non-federal accounts of national parties that in turn transfer ManTech’s contributions to state and local parties for use in state and local elections, “grassroots” initiatives and party-building activities. Due to the inherent complexities of the law that regulates political contributions, no ManTech employee may commit ManTech funds or resources to a state or local election without the prior review and approval of the Corporate Legal Department.

Financial Transactions and Bank Accounts

All financial transactions must be recorded in accordance with ManTech’s internal accounting policies. All cash received shall be promptly deposited in a ManTech bank account and recorded in ManTech’s accounting records. No funds shall be maintained in the form of cash, excepting the retention of reasonable amounts of petty cash.

Retention of Books and Records

Federal and state laws require ManTech to retain certain records for various periods of time, including tax, employment, health and safety records, and records relating to government contracts. Additionally, when litigation or a government investigation or audit is pending, relevant records cannot be destroyed or otherwise disposed of until the matter is closed and only then if doing so is within the terms of the investigation or audit close-out. Destruction of records relevant to a legal proceeding, audit, or investigation may be a violation of law. Accordingly, all document destruction should be conducted in strict compliance with ManTech’s Corporate Record Retention Policy and Procedures 910.0/910.100.

Recording of Costs

Employees must ensure that labor and material costs are accurately recorded and charged. Employees must ensure that costs are recorded currently, accurately and completely to the proper project or indirect activity in accordance with policy, contract terms and regulation. Please review ManTech Timesheet Accounting Policy and Procedure 310.0/310.100.

Accuracy and Completeness of Books and Records

ManTech must maintain its accounting records in accordance with Generally Accepted Accounting Principles (“GAAP”) and applicable law. ManTech’s accounting records should accurately reflect the true nature and current condition of the transactions represented. Where government accounting regulations apply, ManTech must classify and allocate costs in accordance with Cost Accounting Standards (“CAS”), cost principles governing the allowability of costs as well as relevant contract clauses. If you have any concerns about the propriety of ManTech’s accounting records, you should promptly contact the Corporate Compliance Department or the Ethics Hotline.

Material Developments; Compliance with Internal Controls

As a publicly traded company, ManTech is subject to securities laws and regulations at the federal and state levels, including the statutory and regulatory requirements of the Sarbanes-Oxley Act of 2002. It is the duty of every employee to help ManTech ensure the full, fair, accurate, timely and understandable disclosure of financial and non-financial developments that could have a material effect on the operations or financial condition of ManTech. If you become aware of such information, you should ensure that the information is passed up through your chain of command and to the Chief Financial Officer as soon as it is noted. If deemed necessary, this information also should be reported to the Chief Executive Officer as soon as it is discovered. Additionally, employees must comply with ManTech’s internal control policies and procedures. If you observe or learn of a failure to comply with such controls and procedures, you should promptly notify the Corporate Compliance Department or contact the Ethics Hotline.

If you are engaged in the preparation and filing of documents with the Securities and Exchange Commission and/or with public news releases or other public communications made by ManTech, you are expected to fully, fairly, accurately, timely and understandably disclose all information that is required in connection with these filings and communications.

Financial Code of Ethics for the Chief Executive Officer, the President, the Chief Financial Officer and Other Employees with Financial Reporting Responsibilities

As a publicly-traded company, ManTech’s filings with the Securities and Exchange Commission must be accurate and timely. The Chief Executive Officer, the President, the Chief Financial Officer, the Controller, the operating unit Presidents, the Business Operations personnel and any other employees involved in the financial reporting process bear a special responsibility for promoting integrity throughout ManTech and fostering a culture that ensures the fair and timely reporting of ManTech’s financial results and operating condition to the public. Accordingly, if you are one of the aforementioned employees, you are bound by the following financial code of ethics (“Financial Code of Ethics”), which may include and repeat concepts incorporated elsewhere in these Standards, and you agree that you will at all times:

•	Act with honesty and integrity, avoiding actual or apparent conflicts of interest in your personal and professional relationships.
•   Provide and/or prepare information in a manner and of a quality so as to ensure the full, fair, accurate, timely, and       understandable disclosure of information in ManTech's public communications, including the reports and docments       that ManTech files with, or submits to, the Securities and Exchange Commission.
•   Comply with financial reporting rules and regulations of federal, state, provincial and local governments, and       other appropriate private and public regulatory agencies.
•  Act in good faith, responsibly, with due care, competence and diligence in the preparation of all financial      information, without misrepresenting material facts or allowing your independent judgment to be compromised.
•   Respect the confidentiality of information acquired in the course of your work, except when authorized or otherwise      legally obligated to disclose such information. Confidential information acquired in the course of your work must       not be used for personal advantage.
• Ensure the responsible use of and control over all assets and resources that you control.

Violations of this Financial Code of Ethics, including failures to report potential violations by others, will be viewed as a severe matter requiring significant disciplinary action, up to and including termination of employment with ManTech. If you believe a violation of this Financial Code of Ethics has occurred, you should contact the Senior Vice President of Corporate Compliance, the Corporate Legal Department or the Ethics Hotline. Alternatively, you may contact the Chairman of the Audit Committee of the Board of Directors through the Ethics Hotline.

Drug Free Workplace/Workforce

The unlawful manufacture, distribution, possession or use of controlled substances by employees in the workplace is strictly prohibited. Employees who violate this policy will be subject to adverse employment action, up to and including termination of employment. If you perceive a possible substance abuse problem with another employee, you should promptly notify local or Corporate Human Resources.

Employee Assistance Program

Confidential employee assistance with substance abuse and other personal problems is available to employees and their families through a ManTech-provided counseling and referral service. Any employee or family member can reach a nationwide network of Employee Assistance Programs by any of the following means:

EMPLOYEE ASSISTANCE PROGRAM
Toll Free: 1-888-267-8126
TTY/TDD: 1-800-346-9188
www.lifeworks.com
login: mantech
password: eap

Reporting Wrongdoing

You have an affirmative duty to report any actual or suspected violation of these Standards. If you have a reasonable basis for suspecting that a ManTech employee has violated or is violating these Standards, you should promptly contact your supervisor or the responsible manager. Any supervisor or manager receiving a report of suspected or actual violation should notify their senior management and promptly report the matter to the Corporate Compliance or Legal Departments. If appropriate, you may contact the Corporate Compliance Department or the Ethics Hotline directly. All information that you provide will be treated in confidence and ManTech will protect your identity to the maximum extent practicable. It is ManTech’s policy to prohibit retaliation against any employee who in good faith reports a potential violation of these Standards, including the Financial Code of Ethics. Violations of ManTech’s anti-retaliation policy will be subject to disciplinary action, up to and including termination of employment.

Company’s Response to Your Concerns

All concerns that you report in good faith and with sufficient detail will be evaluated and, if necessary, investigated to determine whether a violation of these Standards has occurred. If a violation of these Standards has occurred, a report will be made to appropriate members of management. The report will include recommendations for corrective action.

Sources of Help with Resolving Your Concerns:

Corporate Compliance Department (703) 218-6321
Diane Moberg, Senior Vice President of Corporate Compliance (703) 218-6309
The Corporate Compliance Department is available to answer your questions about the application of these standards to your business circumstances.

Corporate Human Resources Department (703) 218-6365
Margo Mentus, Senior Vice President of Human Resources (703) 218-6008
The Corporate Human Resources Department is available to answer your questions about the application of most of these standards to your business circumstances.

Corporate Security Department (703) 852-0300 ext. 574
Joyce Weymouth, Vice President of Corporate Security (703) 852-0300 ext. 216
The Corporate Security Department is available to answer your questions about the application of security procedures to your business circumstances.

Corporate Legal Department (703) 218-6099
Jeffrey Brown, Office of the General Counsel (703) 218-6098
The Corporate Legal Department is available to answer your questions about the application of the law and regulations to your business circumstances.

Office of the Chief Financial Officer (703) 218-6400
Ron Spoehel, Chief Financial Officer (703) 218-6400
The Chief Financial Officer is available to answer your questions about the application of these standards to your business circumstances.

Audit Committee of the Board of Directors
Employees with complaints or concerns about accounting, internal controls, or auditing matters may contact the Audit Committee of the Board of Directors through the Ethics Hotline. Employees may also ask members of management to communicate their concerns on any of these issues to the Chairman of the Audit Committee.

ETHICS HOTLINE

Toll Free: 877-637-8892DC
Metro: 703-218-6120

International: 001-877-637-8892

You may also report an ethics violation or concern by e-mail to corporate.ethics@mantech.com.

These Standards cover a wide range of business practices and procedures. They are not designed to cover every issue that may arise, but are intended to provide guidance on how to resolve questions about the appropriateness of your conduct and/or the conduct of your co-workers. If you become aware of an issue that cannot be resolved through application of the direct guidance in these Standards, you should promptly seek advice from one of the above referenced sources, as appropriate.